Exhibit (g)(7)

EXECUTION

AMENDMENT TO
FOREIGN CUSTODY MANAGER AGREEMENT

This AMENDMENT is made as of August 18, 2025, (the “Effective Date”) by and between each entity listed on Annex I attached hereto (the “Fund”) and The Bank of New York Mellon (“BNY”).

W I T N E S S E T H:

WHEREAS, the Fund and BNY are parties to that certain Foreign Custody Manager Agreement dated as of March 26, 2020 (the “Agreement”), pursuant to which the Fund has appointed BNY to serve as a Foreign Custody Manager of certain of its assets and performs for the portfolios identified on Annex I thereto (each, a “Series”) and any Cayman Islands exempt company wholly-owned subsidiary of any such Series (each, a “Subsidiary”) the services described therein on the terms and conditions set forth therein; and

WHEREAS, the Fund wishes to appoint BNY as a Foreign Custody Manager of certain of its assets with respect to certain additional Series and Subsidiaries hereafter identified to BNY on Annex I, and BNY is willing to perform the duties set forth therein on the terms and conditions contained therein;

NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows:

1.             The Agreement is hereby amended as of the Effective Date by adding the following Series and Subsidiary, each as a party to the Agreement:

Series

USCF Endowment Alternatives Fund

2.             The Agreement is hereby amended as of the Effective Date by removing the following Series and Subsidiary, each as a party to the Agreement:

Series

USCF Metals Commodity Strategy Fund

Subsidiary

USCF Cayman Commodity 6

3.            The Agreement is hereby amended as of the Effective Date by deleting Annex I of the Agreement in its entirety and replacing it with Annex I as attached hereto.

4.            The Agreement is hereby amended as of the Effective Date by deleting Schedule I of the Agreement in its entirety and replacing it with Schedule I as attached hereto.

5.            The Fund and BNY hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement.

6.             Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

7.            Any capitalized terms not defined herein shall have their respective meanings as assigned in the Agreement.

8.            The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

[Signature page follows]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

USCF ETF Trust

By:	/s/ John P. Love
Name:	John P. Love
Title:	CEO and President

USCF Endowment Alternatives Fund

By:	/s/ John P. Love
Name:	John P. Love
Title:	CEO and President

THE BANK OF NEW YORK MELLON

By:	/s/ Tricia L. Tumminello
Name:	Tricia L. Tumminello
Title:	Sr. Director, Asset Servicing

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ANNEX I

Fund Name	Tax Identification
USCF ETF Trust

Series
USCF Midstream Energy Income Fund
USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund USCF Gold Strategy Plus Income Fund
USCF Dividend Income Fund
USCF Sustainable Battery Metals Strategy Fund
USCF Energy Commodity Strategy Absolute Return Fund
USCF Sustainable Commodity Strategy Fund
USCF Lithium Strategy Fund
USCF Endowment Alternatives Fund

Subsidiary
USCF Cayman Commodity 2
USCF Cayman Commodity 3
USCF Cayman Commodity 4
USCF Cayman Commodity 5
USCF Cayman Commodity 7
USCF Cayman Commodity 8
USCF Cayman Commodity 9

SCHEDULE I

Specified Countries

Australia

Belgium

Brazil

Canada

Cayman Islands

China

Denmark

France

Germany

Hong Kong

India

Italy

Japan

Netherlands

New Zealand

Norway

Poland

South Korea

Spain

Sweden

Switzerland

Taiwan

United Kingdom